Exhibit 4.3

$200,000,000

CONSOLIDATED COMMUNICATIONS, INC.

6.50% SENIOR NOTES DUE 2022

JOINDER TO REGISTRATION RIGHTS AGREEMENT

November 14, 2014

Morgan Stanley & Co. LLC
As Representative of the several Initial Purchasers

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement dated as of September 18, 2014, as supplemented by a Joinder Agreement dated October 16, 2014 (the “Registration Rights Agreement”), among Consolidated Communications, Inc. (as successor to Consolidated Communications Finance II Co.), the Guarantors named therein and Morgan Stanley & Co. LLC.  Capitalized terms used in this Joinder Agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

The undersigned Guarantors hereby agree, on a joint and several basis, to accede to the terms of the Registration Rights Agreement and to undertake and perform all of the obligations of the “Guarantors” set forth therein as though the undersigned Guarantors had entered into the Registration Rights Agreement on the Closing Date and been named as “Guarantors” therein.  The undersigned Guarantors agree that such obligations include, without limitation, (a) all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Guarantors’ indemnification and other obligations contained in Section 6 of the Registration Rights Agreement.  Each of the undersigned Guarantors acknowledges and agrees that all references to the Guarantors in the Registration Rights Agreement shall include the undersigned Guarantors and that the undersigned Guarantors shall be bound by all provisions of the Registration Rights Agreement containing such references.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first written above.

ENVENTIS CORPORATION

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

CABLE NETWORK, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

CRYSTAL COMMUNICATIONS, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

ENVENTIS TELECOM, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

HEARTLAND TELECOMMUNICATIONS COMPANY OF IOWA, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

MANKATO CITIZENS TELEPHONE COMPANY

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

[Signature Page to Joinder to Registration Rights Agreement]

MID-COMMUNICATIONS, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

NATIONAL INDEPENDENT BILLING, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

IDEAONE TELECOM, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

ENTERPRISE INTEGRATION SERVICES, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

[Signature Page to Joinder to Registration Rights Agreement]